   As filed with the Securities and Exchange Commission on December 11, 1997
                                         Registration Statement No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------


                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                               ----------------

                             BUSINESS OBJECTS S.A.
            (Exact name of Registrant as specified in its charter)

                               ----------------

      Republic of France                                   None
      ------------------                                   ----
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

               1 Square Chaptal, Levallois-Perret, France  92300
      (Address of Registrant's Principal Executive Offices)   (Zip Code)

                                ----------------

          1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                         FRENCH EMPLOYEE SAVINGS PLAN
                          (Full titles of the Plans)

                               ----------------
                          Clifton Thomas Weatherford
                            Chief Financial Officer
                           Business Objects Americas
                               2870 Zanker Road
                          San Jose, California 95134
                                (408) 953-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               ----------------

                                   Copy to:
                            Kenneth M. Siegel, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (415) 493-9300


================================================================================

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum       Proposed Maximum       Amount of
        Title of Securities              Amount to be       Offering Price           Aggregate          Registration
         to be Registered                 Registered          Per Share           Offering  Price           Fee
-----------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value
   one French franc per share (1)


-  Reserved under 1995 International
   Employee Stock Purchase Plan,
   amended                                   70,000          $8.2875                  $580,125 (2)         $175.80


-  Reserved under French
   Employee Savings Plan                    100,000          $8.95012                 $895,012 (3)         $264.03


TOTAL                                       170,000                                 $1,475,137             $439.83

--------------------------------------------------------------------------------

(1) American Depository Shares evidenced by American Depository Receipts issuable upon deposit of the Ordinary Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-73164).

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $8.2875 per share (85% of $9.75, which was the closing price of the American Depository Shares issued by the Registrant on March 31, 1997, the first day of the current offering period for the 1995 International Employee Stock Purchase Plan).

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the price at which the Ordinary Shares issuable pursuant to the French Employee Savings Plan may be purchased. The estimated purchase price for the Ordinary Shares to be registered is $8.95012 per share (80% of $11.18765, the average of the closing prices of the American Depository Shares issued by the Registrant on the twenty trading days prior to December 11, 1997).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 70,000 shares of the Registrant's Ordinary Shares to be issued pursuant to the Registrant's 1995 International Employee Stock Purchase Plan and an additional 100,000 shares of the Registrant's Ordinary Shares pursuant to the Registrant's French Employee Savings Plan (together, the "Plans"). The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plans (Commission File No. 333-5672) is incorporated herein by reference.


Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

          The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

          1. The Registrant's Annual Report on Form 20-F for the year ended December 31, 1996.

          2. The Registrant's Report on Form 6-K for the quarterly period ended March 31, 1997.

          3. The Registrant's Report on Form 6-K for the quarterly period ended June 30, 1997.

          4. The Registrant's Report on Form 10-Q for the quarterly period ended September 30, 1997.

          5. The description of Registrant's Ordinary Shares, nominal value one French franc per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

          All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 10-Qs), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.        Index to Exhibits.
               ------------------



  Exhibit
  Number                           Description of Document
----------     -----------------------------------------------------------------

    3.1        Statuts or charter of the Registrant (English translation).

    4.1(1)     Form of Deposit Agreement, dated as of May 8, 1996, among
               Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American
               Depositary Receipt and the form of side agreement).

    4.2        1995 International Employee Stock Purchase Plan, amended.

    4.3(2)     French Employee Savings Plan.

    5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

   23.1        Consent of Ernst & Young LLP, independent accountants.

   23.2        Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in
               Exhibit 5.1).

   24.1        Powers of Attorney (included on signature page).

----------------
(1) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5672).

(2) Incorporated by Reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-5672).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on December 11, 1997.

                                   BUSINESS OBJECTS S.A.


                                   By:  /s/ Bernard Liautaud
                                       ----------------------------------------
                                       Bernard Liautaud,
                                       Chairman, President and Chief Executive
                                       Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton Thomas Weatherford jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 11, 1997, by the following persons in the capacities indicated.

           Name                                            Title
---------------------------------     -----------------------------------------------
/s/ Bernard Liautaud                  Chairman, President and Chief Executive Officer
---------------------------------
Bernard Liautaud

/s/ Denis Payre                       Director
---------------------------------
Denis Payre

/s/ Clifton Thomas Weatherford        Chief Financial Officer (Principal Accounting Officer)
---------------------------------
Clifton Thomas Weatherford

                                      Director
---------------------------------
Philippe Claude

/s/ Vincent Worms                     Director
---------------------------------
Vincent Worms

/s/ Arnold S. Silverman               Director
---------------------------------
Arnold N. Silverman

                                      Director
---------------------------------
Albert Eisenstat

/s/Clifton Thomas Weatherford         Authorized Representative in the United States
---------------------------------
Clifton Thomas Weatherford


                               Index to Exhibits
                               -----------------


Exhibit
Number                           Description of Document
-------  ---------------------------------------------------------------------
 3.1     Statuts or charter of the Registrant (English translation).

 4.1(1)  Form of Deposit Agreement, dated as of May 8, 1996, among Business
         Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder
         (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

 4.2     1995 International Employee Stock Purchase Plan, amended.

 4.3(2)  French Employee Savings Plan.

 5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

23.1     Consent of Ernst & Young, independent auditors.

23.2     Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in
         Exhibit 5.1).

24.1     Powers of Attorney (included on signature page).

------------------------------------------
(1) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5672).

(2) Incorporated by Reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-5672).